Exhibit 5.1

355 South Grand Avenue Los Angeles, California 90071-1560 Tel: +1.213.485.1234 Fax: +1.213.891.8763 www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Boston	New York
	Brussels	Orange County
November 5, 2012	Chicago	Paris
	Doha	Riyadh
	Dubai	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc. 9701 Wilshire Blvd., Suite 700 Beverly Hills, CA 90212	Los Angeles Madrid Milan	Tokyo Washington, D.C.

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Kennedy-Wilson Holdings, Inc., a Delaware corporation (“KWH”), and Kennedy-Wilson, Inc., a Delaware corporation (“KW”), in connection with the issuance, in one or more offerings pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), of up to $350,000,000 in aggregate offering price of securities consisting of any combination of the following: (i) shares of common stock, par value $0.0001 per share, of KWH (the “Common Stock”), (ii) one or more series of preferred stock, par value $0.0001 per share, of KWH (the “Preferred Stock”), (iii) warrants of KWH to purchase Common Stock or Preferred Stock (the “Warrants”), (iv) one or more series of debt securities of KWH (the “KWH Debt Securities”) to be issued pursuant to an Indenture, in the form filed as Exhibit 4.3 to the Registration Statement (as herein defined), to be entered into between KWH and the trustee party thereto (the “KWH Trustee”), and one or more supplements or officer’s certificates thereto or resolutions of the Board of Directors of KWH, in each case establishing the terms of each such series (collectively, the “KWH Indenture”) (v) one or more series of debt securities of KW (the “KW Debt Securities,” and, together with the KWH Debt Securities, the “Debt Securities”) to be issued pursuant to an Indenture, in the form filed as Exhibit 4.3 to the Registration Statement, to be entered into between KW and the trustee party thereto (the “KW Trustee”), and one or more supplements or officer’s certificates thereto or resolutions of the Board of Directors of KW, in each case establishing the terms of each such series (collectively, the “KW Indenture,” and, together with the KWH Indenture, the “Indentures”) (vi) guarantees of the KWH Debt Securities (the “KWH Guarantees”) by one or more of the guarantors identified in Schedule A hereto (collectively, the “KWH Guarantors”) to be issued pursuant to the KWH Indenture and (vii) guarantees of the KW Debt Securities (the “KW Guarantees,” and, together with the KWH Guarantees, the “Guarantees”) by one or more of the KWH Guarantors and KWH (collectively, the “KW Guarantors,” and, together with the KWH Guarantors, the “Guarantors”). The Common Stock, Preferred Stock, Warrants, Debt Securities and Guarantees are herein referred to as the

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“Securities.” The KWH Debt Securities may be convertible into shares of Common Stock or Preferred Stock. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between KWH and the party to be identified therein as warrant agent. The Securities will be issued pursuant to a registration statement on Form S-3 under the Act, filed with the Securities and Exchange Commission (the “Commission”) on November 5, 2012 (the “Registration Statement”). The Securities shall include any additional amounts of such securities the offer and sale of which are registered pursuant to a registration statement filed pursuant to Rule 462(b) under the Act in connection with one or more offerings contemplated by the Registration Statement. The Securities will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”) in connection with each offering of Securities. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of KWH, KW, the Guarantors and others as to factual matters without having independently verified such factual matters. In our capacity as your special counsel in connection with the Registration Statement, we have been advised of the proceedings taken and proposed to be taken by you in connection with the authorization of the Indentures and Warrant Agreements and the issuance and sale of the Securities. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be completed timely in the manner presently proposed and that the terms of each issuance of Securities will otherwise be in compliance with law.

We are opining herein as to the internal laws of the State of New York (and, with respect to our opinions in numbered paragraphs 1, 2, 4 and 7 below, the general corporation law of the state of Delaware), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction (or, in the case of Delaware, any other laws) or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of the States of California, Delaware and Illinois are addressed in the letter of Kulik, Gottesman & Siegel, LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and, to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

November 5, 2012

(1) When an issuance of Common Stock has been duly authorized by all necessary corporate action of KWH, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

(2) When a series of Preferred Stock has been duly established in accordance with the terms of KWH’s Second Amended and Restated Certificate of Incorporation and authorized by all necessary corporate action of KWH, and upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

(3) When the applicable Warrant Agreement has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of KWH, and the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action of KWH), the Warrants will be legally valid and binding obligations of KWH, enforceable against KWH in accordance with their terms.

(4) When the applicable Warrant Agreement has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of KWH, and when the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), and when certificates in due form representing the Common Stock or Preferred Stock, as applicable, initially reserved for issuance upon exercise of such Warrants have been manually signed by authorized officers of KWH and the transfer agent and registrar therefor, and have been delivered in accordance with the terms of the authorization thereof and the Warrants and such Warrant Agreement upon exercise of such Warrants, such shares of Common Stock or Preferred Stock, as applicable, will be validly issued, fully paid, and nonassessable.

(5) When the KWH Indenture has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular series of KWH Debt Securities have been duly established in accordance with such KWH Indenture and authorized by all necessary corporate action of KWH, and such KWH Debt Securities have been duly executed and issued by KWH, duly authenticated by the KWH Trustee

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and duly delivered by or on behalf of KWH against payment therefor in accordance with the KWH Indenture and in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and such corporate action, such KWH Debt Securities will be legally valid and binding obligations of KWH, enforceable against KWH in accordance with their terms.

(6) When the KWH Indenture has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular series of KWH Debt Securities have been duly established in accordance with such KWH Indenture and authorized by all necessary corporate action of KWH, and such KWH Debt Securities have been duly executed and issued by KWH, duly authenticated by the KWH Trustee and duly delivered by or on behalf of KWH against payment therefor in accordance with the KWH Indenture and in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and such corporate action, and when the specific terms of a particular KWH Guarantee of such series of KWH Debt Securities by a KWH Guarantor have been duly established in accordance with such KWH Indenture and authorized by all necessary corporate, limited liability company or limited partnership action of such KWH Guarantor, as applicable, and when a supplement to the KWH Indenture providing for such KWH Guarantee has been duly authorized by all necessary corporate, limited liability company or limited partnership action of such KWH Guarantor, as applicable, and KWH and duly executed and delivered, and when such KWH Guarantee has been duly executed, issued and delivered in accordance with the KWH Indenture and such supplement to the KWH Indenture and in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and such corporate, limited liability company or limited partnership action, as applicable, such KWH Guarantee will be a legally valid and binding obligation of such KWH Guarantor, enforceable against such KWH Guarantor in accordance with its terms.

(7) When the KWH Indenture has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular series of KWH Debt Securities have been duly established in accordance with such KWH Indenture and authorized by all necessary corporate action of KWH, providing that such KWH Debt Securities will be convertible into shares of Common Stock or Preferred Stock, and such KWH Debt Securities have been duly executed and issued by KWH, duly authenticated by the KWH Trustee and duly delivered by or on behalf of KWH against payment therefor in accordance with the KWH Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action (assuming the Common Stock or Preferred Stock, as applicable, issuable upon conversion of such KWH Debt Securities has been duly authorized and reserved for issuance by all necessary corporate action of KWH), and when certificates in due form representing the Common Stock or Preferred Stock, as applicable, initially reserved for issuance upon conversion of such KWH Debt Securities have been manually signed by authorized officers of KWH and the transfer agent and registrar therefor, and have been delivered in accordance with the terms of the authorization thereof and the KWH Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement upon conversion of such KWH Debt Securities in a principal amount not less than the par value of such shares of Common Stock or Preferred Stock, as applicable, to be issued, such shares of Common Stock or Preferred Stock, as applicable, will be validly issued, fully paid, and nonassessable.

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(8) When the KW Indenture has been duly authorized by all necessary corporate action of KW and duly executed and delivered, and when the specific terms of a particular series of KW Debt Securities have been duly established in accordance with such KW Indenture and authorized by all necessary corporate action of KW, and such KW Debt Securities have been duly executed and issued by KW, duly authenticated by the KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the KW Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and such corporate action, such KW Debt Securities will be legally valid and binding obligations of KW, enforceable against KW in accordance with their terms.

(9) When the KW Indenture has been duly authorized by all necessary corporate action of KW and duly executed and delivered, and when the specific terms of a particular series of KW Debt Securities have been duly established in accordance with such KW Indenture and authorized by all necessary corporate action of KW, and such KW Debt Securities have been duly executed and issued by KW, duly authenticated by the KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the KW Indenture and in the manner contemplated by the Registration Statement, the applicable Prospectus Supplement and such corporate action, and when the specific terms of a particular KW Guarantee of such series of KW Debt Securities by a KW Guarantor have been duly established in accordance with such KW Indenture and authorized by all necessary corporate, limited liability company or limited partnership action of such KW Guarantor, as applicable, and when a supplement to the KW Indenture providing for such KW Guarantee has been duly authorized by all necessary corporate, limited liability company or limited partnership action of such KW Guarantor, as applicable, and KW and duly executed and delivered, and when such KW Guarantee has been duly executed, issued and delivered in accordance with the KW Indenture and such supplement to the KW Indenture and in the manner contemplated by the Registration Statement, the applicable Prospectus Supplement and such corporate, limited liability company or limited partnership action, as applicable, such KW Guarantee will be a legally valid and binding obligation of such KW Guarantor, enforceable against such KW Guarantor in accordance with its terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, including those

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contained in Section 4.4 of the KWH Indenture and Section 4.4 of the KW Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (q) provisions purporting to make a guarantor primarily liable rather than as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation and (r) the severability, if invalid, of provisions to the foregoing effect. We are not passing upon the creation, validity, attachment, perfection, or priority of any lien or security interest.

With your consent, we have assumed (i) that each of the Warrants, Debt Securities and Guarantees, and the Warrant Agreements and Indentures, and supplements to the foregoing, and other agreements or instruments governing the Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than KWH, KW and Guarantor parties thereto, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Securities or any post-effective amendment thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP

Schedule A

KWH Guarantors

1.	Kennedy-Wilson Properties, Ltd.
2.	Kennedy-Wilson Property Services, Inc.
3.	Kennedy-Wilson Property Services II, Inc.
4.	Kennedy Wilson Property Services III, L.P.
5.	Kennedy-Wilson Property Equity, Inc.
6.	Kennedy-Wilson Property Equity II, Inc.
7.	Kennedy-Wilson Property Special Equity, Inc.
8.	Kennedy-Wilson Property Special Equity II, Inc.
9.	Kennedy-Wilson Property Special Equity III, LLC
10.	K-W Properties
11.	Kennedy Wilson Property Services III GP, LLC
12.	KW BASGF II Manager, LLC
13.	KWF Investors I, LLC
14.	KWF Investors II, LLC
15.	KWF Investors III, LLC
16.	KWF Manager I, LLC
17.	KWF Manager II, LLC
18.	KWF Manager III, LLC
19.	Kennedy Wilson Overseas Investments, Inc.
20.	Fairways 340 Corp.
21.	KW - Richmond, LLC
22.	SG KW Venture I Manager LLC
23.	KW Loan Partners I LLC
24.	KW Loan Partners II LLC
25.	KW Summer House Manager, LLC
26.	KW Montclair, LLC
27.	KW Blossom Hill Manager, LLC
28.	KW Serenade Manager, LLC
29.	K-W Santiago Inc.
30.	KW Redmond Manager, LLC
31.	Dillingham Ranch Aina LLC
32.	68-540 Farrington, LLC
33.	KW Dillingham Aina LLC
34.	Kennedy Wilson Fund Management Group, LLC
35.	Kennedy-Wilson International
36.	Kennedy-Wilson Tech, Ltd.
37.	KWP Financial I
38.	Kennedy Wilson Auction Group Inc.
39.	Kenney-Wilson Properties, LTD.
40.	KWF Manager IV, LLC
41.	KWF Manager V, LLC
42.	KW Ireland, LLC

A-1

43.	Kennedy Wilson Property Equity IV, LLC
44.	KW Residential Group, Inc.
45.	KWF Fund IV - Kohanaiki, LLC
46.	KW Telstar Partners, LLC
47.	KWF Investor IV, LLC
48.	KWF Investor V, LLC
49.	Meyers Research, LLC
50.	KW Armacost, LLC
51.	Santa Maria Land Partners Manager, LLC
52.	KW Investment Adviser, LLC
53.	Kennedy-Wilson Capital
54.	KW Captowers Partners, LLC
55.	KW Four Points, LLC
56.	KW Loan Partners VII, LLC
57.	KWF Investors VII, LLC
58.	KWF Manager VII, LLC
59.	KW Residential Capital, LLC
60.	KW Boise Plaza, LLC
61.	KW Loan Partners VIII, LLC
62.	KW UR Investments 1, LLC
63.	KW UR Investments 2, LLC
64.	Kennedy Wilson Property Services IV, L.P.
65.	Kennedy Wilson Property Services IV GP, LLC
66.	KW/CV Third Pacific Manager, LLC
67.	KW EU Loan Partners II, LLC
68.	KWF Investors VIII, LLC
69.	KWF Manager VIII, LLC
70.	KW HP 11, LLC
71.	KW 1200 Main, LLC
72.	KW Harrington LLC
73.	KWF Manager IX, LLC
74.	KW Sandpiper, LLC
75.	KW Sandpiper Manager, LLC
76.	KW 5200 Lankershim Manager, LLC
77.	KW 5200 Lankershim, LLC
78.	KW Lake Merritt Partners, LLC
79.	KW Lake Merritt, LLC
80.	KW 2012A, LLC
81.	KW 2012B, LLC
82.	KW 2012C, LLC
83.	KW 2012D, LLC
84.	KW 2012E, LLC
85.	KW 2012F, LLC
86.	KW 2012G, LLC
87.	KW 2012H, LLC
88.	KW 2012I, LLC

A-2

89.	KW 2012J, LLC
90.	KW 2012K, LLC
91.	KW 2012L, LLC
92.	KW 2012M, LLC
93.	KW 2012N, LLC
94.	KW 2012O, LLC
95.	KW 2012P, LLC
96.	KW 2012Q, LLC
97.	KW 2012R, LLC
98.	KW 2012S, LLC

A-3